UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 17, 2000
(Date of earliest event reported)

Inland Monthly Income Fund, L.P.
(Exact name of registrant as specified in the charter)

Delaware	0-16790	36-3525989
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

On November 17, 2000, the Partnership sold one of its assets, the Rantoul Walmart, located at Route 136 and Lon Drive, Rantoul, Illinois to Walmart Stores, Inc. an unaffiliated third party, for $2,750,000, on an all cash basis. The property had a basis of approximately $1,829,000, resulting in a gain of approximately $921,000, net of closing costs. Proceeds totaling $985,000 were used to pay off the mortgage payable to a third party. Net sales proceeds of approximately $1,705,000 will be distributed to the Limited Partners in December 2000.

Item 7.  Financial Statements and Exhibits

  Financial Statements. Not Applicable
  Pro Forma Financial Information - Narrative

As a result of the sale of the property, prospectively there will be no property operations included in the financial statements of the Partnership relating to this property. The following sets forth the amounts of selected accounts in the financial statements of the Partnership relating to this property.
For the year ended December 31,1999
Rental Income	$234,948
Operating Expenses	2,619
Interest Expense	53,582
Depreciation	72,696
Net Income	106,051

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inland Monthly Income Fund, L.P.
(Registrant)

By:	/s/ Kelly Tucek

Kelly Tucek
Principal Financial Officer, and Principal Accounting Officer

Date:	November 28, 2000